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                                                                    Exhibit 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Epicor Software Corporation 2002 Employee Stock Purchase Plan, of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Epicor Software Corporation as of December 31, 2000 and for each of the two years in the period then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                           /s/ Ernst & Young LLP



Orange County, California
July 22, 2002